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                                                                    EXHIBIT 99.1

MEDIA CONTACT:                                       INVESTOR RELATIONS CONTACT:
Steven Silvers                                       Jo-Ann Adolph
Clarus Public Relations                              AppliedTheory
Ph: 303-296-0343, ext. 241                           Ph: 303-333-5833
stevensilvers@claruspr.com                           jadolph@appliedtheory.com
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      APPLIEDTHEORY PLANS APPEAL OF DELISTING NOTICE RECEIVED FROM NASDAQ


NEW YORK (AUGUST 27, 2001) - AppliedTheory Corp. (NASDAQ:ATHY), an Internet services and managed Web hosting partner to hundreds of large enterprise customers, announced today that it received a Nasdaq staff determination on August 22, 2001, indicating that the Company has failed to comply with the $1.00 minimum bid price required for continued listing of its common stock on the Nasdaq National Market as required by Nasdaq Marketplace Rule 4450(a)(5) or to regain compliance with that rule in accordance with Marketplace Rule 4310(c)(8)(B), and as a result, the Nasdaq staff has determined to delist the common stock of the Company from the Nasdaq National Market.

The Nasdaq staff also advised the Company that it does not meet the continued listing requirements for "public float" under Maintenance Standard 2, as set forth in Marketplace Rule 4450(b)(3).

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. The hearing is expected to occur within 45 days of the hearing request filing. Currently the tentative hearing date is set for October 4. At the hearing, the Company intends to request additional time to bring the Company into compliance with the $1.00 minimum bid price requirement and that the Panel reconsider the Nasdaq staff determination to delist the Company's common stock from the Nasdaq National Market.

Although there can be no assurance that the Panel will grant the Company's request for continued listing or that the Company's shares will continue to be listed on the Nasdaq National Market, the hearing request stays delisting of the Company's securities pending the Panel's decision. If the Company's shares do not continue to be listed on the Nasdaq National Market, trading, if any, would likely be conducted in the over-the-counter market in the so-called "pink sheets" or on the OTC Bulletin Board, which was established for securities that do not meet the Nasdaq Stock Market listing requirements.

"Today AppliedTheory executives are communicating with employees and customers around the country to explain the NASDAQ listing status. We are emphasizing that this equity market issue will not impact the company's operating ability to provide service to our customers," said AppliedTheory CEO Danny E. Stroud. "We know that our business

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strategy and positioning are resulting in increasingly strong operating results. We are proud of our loyal and growing customer base and value our employees. We have every reason to be confident in AppliedTheory's future."

For more detailed information and explanation, visit AppliedTheory's web site at www.appliedtheory.com or contact the company's investor relations department at
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IR@appliedtheory.com.
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ABOUT APPLIEDTHEORY CORPORATION
Industry pioneer AppliedTheory combines its unparalleled knowledge base with the ability to build, integrate and manage Internet business solutions in an increasingly complex online economy. AppliedTheory's proactive responsiveness to changing business requirements has earned the company a 95 percent retention rate from customers that include AOL, America's Job Bank and Ingersoll-Rand. The company offers a comprehensive and fully integrated suite of managed hosting, connectivity and security services, providing one of the industry's most reliable single sources for large enterprise Internet needs. For additional information about the company, visit www.appliedtheory.com.
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STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE
DEEMED TO BE FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED IN APPLIEDTHEORY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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